UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 9, 2021, MariMed Inc. (the “Company”) entered into an employment agreement, effective as of July 1, 2021 (the “Effective Date”), with each of Robert Fireman, the Company’s Chief Executive Officer (the “Fireman Employment Agreement”), Jon R. Levine, the Company’s Chief Financial Officer (the “Levine Employment Agreement”), and Timothy Shaw, the Company’s Chief Operating Officer (the “Shaw Employment Agreement”).

The following is a brief description of the material terms of the Fireman Employment Agreement:

●	Title –Chief Executive Officer;
●	Term – July 1, 2021 through June 30, 2024 (the “Term”), subject to earlier termination;
●	Duties – The executive will have such duties and responsibilities, consistent with past practice, as are customary for the executive’s position (including the executive’s positions in effect prior to the Effective Date) and any other duties, responsibilities, or offices he may be reasonably assigned by the Board of Directors of the Company;
●	Base compensation – The executive will be paid a base salary of $350,000 per year;
●	Incentive compensation – The executive will be eligible to receive an annual bonus (the “Performance Bonus”) for each of the Company’s fiscal years during the Term, with such annual bonus to have a targeted amount equal to 75% of the executive’s base salary for the year. The Performance Bonus, if any, generally will be based on the extent to which performance goals established by the Company for each of such years have been met;
●	Equity compensation – The executive will be granted non-qualified stock options as follows: (i) for 5,000,000 shares of the Company’s common stock, exercisable at 100% of the fair market value on the date of the agreement, subject to vesting; (ii) for 5,000,000 shares of the Company’s common stock, exercisable at 100% of the fair market value on the date of grant, subject to vesting, on the date that the Company’s stockholders approve an amendment to the Company’s Amended and Restated 2018 Stock Award and Incentive Plan; and (iii) an additional option grant on each anniversary of the Effective Date in the sole discretion of the Company’s Compensation Committee;
●	Termination Payments; Severance – In the event executive’s employment is terminated prior to the end of the Term, the executive will be entitled to any accrued but unpaid base salary, unpaid prior year’s Performance Bonus, incurred but unpaid reimbursable expenses, and accrued and unused vacation time. In addition, if the termination of employment is: (i) due to death or Total Disability (as defined), the executive would also be entitled to a pro rata portion of the Performance Bonus, if any, attributable to the year of termination plus medical and group health insurance benefits for a period of six months beginning on the date of termination; and (ii) without Cause (as defined) or with Good Reason (as defined), the executive would also be entitled to a pro rata portion of the Performance Bonus, if any, attributable to the year of termination plus a lump sum severance payment equal to the greater of $500,000 or his Annualized Pay (as defined);
●	Covenants – The agreement includes, among other covenants, a covenant not to compete or directly or indirectly solicit employees, agents, consultants or representatives of the Company during the Term and for post-employment periods.

The material terms of the Levine Employment Agreement are the same as the terms of the Fireman Employment Agreement except that Mr. Levine’s title is that of Chief Financial Officer and his annual base salary is $325,000. Similarly, the material terms of the Shaw Employment Agreement are the same as the terms of the Fireman Employment Agreement except that Mr. Shaw’s title is that of Chief Operating Officer, his annual base salary is $300,000, and his initial grants of non-qualified stock options are each for 1,250,000 shares of the Company’s common stock.

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The foregoing description of the Fireman Employment Agreement, the Levine Employment Agreement and the Shaw Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements filed as Exhibits 10.16, 10.17 and 10.18, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.16	Employment Agreement between MariMed Inc. and Robert Fireman, dated July 9, 2021.

10.17	Employment Agreement between MariMed Inc. and Jon R. Levine, dated July 9, 2021.

10.18	Employment Agreement between MariMed Inc. and Timothy Shaw, dated July 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: July 9, 2021
	By:	/s/ Jon R. Levine
Jon R. Levine, Chief Financial Officer

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